                                                                   EXHIBIT 5.1


                 OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP
                                 June 23, 1997


The A Consulting Team, Inc.
200 Park Avenue South
New York, NY  10003

                  Re:      The A Consulting Team, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

                  At your request, we are rendering this opinion in connection with the proposed issuance pursuant to The A Consulting Team, Inc. 1997 Stock Option and Award Plan (the "Plan"), of up to 900,000 shares of common stock, $.01 par value ("Common Stock"), of The A Consulting Team, Inc., a New York corporation (the "Company").

                  We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

                  Based on such examination, we are of the opinion that the 900,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP